EXHIBIT 99.1
Pega Delivers Double-Digit ACV Growth and Record Cash Flow in Q4 2023
•Cash flow from operations and free cash flow both exceed $200 million for first time in company history
•Annual contract value (ACV) grows 11% year over year
•Pega Cloud gross margin jumps to 74% for 2023
CAMBRIDGE, Mass. — February 14, 2024 — Pegasystems Inc. (NASDAQ: PEGA), the leading enterprise AI decisioning and workflow automation platform provider, released its financial results for the fourth quarter and full-year 2023.
“It’s awesome to see how well our team performed in 2023,” said Alan Trefler, founder and CEO. “We delivered transformative innovation to change the way the world builds software while deepening and expanding our client relationships. I couldn’t be more excited about the incredible opportunity ahead to leverage GenAI and revolutionize the way clients use our technology to drive success in 2024 and beyond.”
“Our team did an excellent job balancing growth and profitability last year,” said Ken Stillwell, Pega COO and CFO. “We delivered double-digit ACV growth and record free cash flow by focusing on client success and by transforming our go-to-market model. As we exited 2023, we hit our Rule of 30 target, a big transformation for how we run the business. And, we’re on track to achieve the Rule of 40 as we exit 2024.”
Financial and performance metrics (1)

ACV Growth
11% (11% Constant Currency)
$1,300M
$1,250M
$1,200M
$1,150M
$1,100M
$1,050M
$1,000M
$1,126M
$1,255M
December 31, 2022
December 31, 2023

1 Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Reconciliation of ACV and ACV (constant currency)

(in millions, except percentages)	December 31, 2022	December 31, 2023	1-Year Change
ACV	$1,126	$1,255	11%
Impact of changes in foreign exchange rates	—	(11)
ACV (constant currency)	$1,126	$1,244	11%
Note: ACV (constant currency) is calculated by applying the December 31, 2022 foreign exchange rates to all periods shown.
Cash Flow Growth
Note: Starting in the third quarter of 2023, the Company calculated free cash flow as cash provided by operating activities less investments in property and equipment. To ensure comparability, previously disclosed amounts have been updated. For more information, please refer to the schedules included at the end of this release.

EXHIBIT 99.1
(continued)

Backlog Growth
Current - 10% (9% Constant Currency)
Total - 8% (7% Constant Currency)
$2,000M
$1,500M
$1,000M
$500M
$0M
$1,356M
$720
$636
$1,463M
$796
$667
December 31, 2022
December 31, 2023
Current
Long-term

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Total revenue	$474,233	$396,470	20%	$1,432,616	$1,317,845	9%
Net income (loss) - GAAP	$142,665	$34,613	312%	$67,808	$(345,582)	*
Net income - non-GAAP	$152,141	$68,341	123%	$210,159	$59,611	253%
Diluted earnings (loss) per share - GAAP	$1.61	$0.41	293%	$0.73	$(4.22)	*
Diluted earnings per share - non-GAAP	$1.77	$0.82	116%	$2.48	$0.72	244%
* not meaningful

(Dollars in thousands)	Three Months Ended December 31,				Change		Year Ended December 31,				Change
	2023		2022				2023		2022
Pega Cloud	$120,346	25%	$103,089	26%	$17,257	17%	$461,328	32%	$384,271	29%	$77,057	20%
Maintenance	86,646	18%	81,996	21%	4,650	6%	331,856	24%	317,564	24%	14,292	5%
Subscription services	206,992	43%	185,085	47%	21,907	12%	793,184	56%	701,835	53%	91,349	13%
Subscription license	207,559	44%	155,818	39%	51,741	33%	407,625	28%	366,063	28%	41,562	11%
Subscription	414,551	87%	340,903	86%	73,648	22%	1,200,809	84%	1,067,898	81%	132,911	12%
Perpetual license	5,372	1%	364	—%	5,008	1376%	10,101	1%	19,293	1%	(9,192)	(48)%
Consulting	54,310	12%	55,203	14%	(893)	(2)%	221,706	15%	230,654	18%	(8,948)	(4)%
	$474,233	100%	$396,470	100%	$77,763	20%	$1,432,616	100%	$1,317,845	100%	$114,771	9%

2024 Guidance (1)
As of February 14, 2024, we are providing the following guidance:

2024
Annual contract value growth	11%

	2024
	GAAP	Non-GAAP (1)
Revenue	$1.5 Billion	$1.5 Billion
Diluted earnings per share	$1.18	$2.75

2024
Cash provided by operating activities	$365 million
Free cash flow	$350 million
(1) A reconciliation of our GAAP and Non-GAAP guidance is contained in the financial schedules at the end of this release.
Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EST on Thursday, February 15, 2024. Members of the public and investors are invited to join the call and participate in the question-and-answer session by dialing 1 (888) 415-4305 (domestic), 1 (646) 960-0336 (international), or via https://events.q4inc.com/attendee/543203270 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions, identify forward-looking statements, which represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and capped call transactions;
•foreign currency exchange rates;
•the potential legal and financial liabilities and damage to our reputation due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;

•our ongoing litigation with Appian Corp.;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of February 14, 2024.

About Pegasystems
Pega provides a powerful platform that empowers the world's leading organizations to unlock business-transforming outcomes with real-time optimization. Clients use our enterprise AI decisioning and workflow automation to solve their most pressing business challenges - from personalizing engagement to automating service to streamlining operations. Since 1983, we've built our scalable and flexible architecture to help enterprises meet today's customer demands while continuously transforming for tomorrow. For more information on how Pega (NASDAQ: PEGA) empowers its clients to Build for Change®, visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Subscription services	$206,992	$185,085	$793,184	$701,835
Subscription license	207,559	155,818	407,625	366,063
Consulting	54,310	55,203	221,706	230,654
Perpetual license	5,372	364	10,101	19,293
Total revenue	474,233	396,470	1,432,616	1,317,845
Cost of revenue
Subscription services	34,697	35,632	144,250	138,736
Subscription license	635	719	2,606	2,642
Consulting	55,298	55,920	231,560	227,082
Perpetual license	16	2	67	175
Total cost of revenue	90,646	92,273	378,483	368,635
Gross profit	383,587	304,197	1,054,133	949,210
Operating expenses
Selling and marketing	133,924	151,838	559,177	624,789
Research and development	71,250	73,176	295,512	294,349
General and administrative	22,850	23,204	96,743	117,734
Restructuring	297	21,743	21,747	21,743
Total operating expenses	228,321	269,961	973,179	1,058,615
Income (loss) from operations	155,266	34,236	80,954	(109,405)
Foreign currency transaction (loss) gain	(1,271)	(3,855)	(5,242)	4,560
Interest income	3,428	607	9,259	1,643
Interest expense	(1,647)	(1,910)	(6,876)	(7,792)
(Loss) on capped call transactions	(899)	(1,001)	(1,348)	(57,382)
Other income, net	25	82	18,693	6,579
Income (loss) before provision for (benefit from) income taxes	154,902	28,159	95,440	(161,797)
Provision for (benefit from) income taxes	12,237	(6,454)	27,632	183,785
Net income (loss)	$142,665	$34,613	$67,808	$(345,582)
Earnings (loss) per share
Basic	$1.71	$0.42	$0.82	$(4.22)
Diluted	$1.61	$0.41	$0.73	$(4.22)
Weighted-average number of common shares outstanding
Basic	83,654	82,257	83,162	81,947
Diluted	89,447	87,339	84,914	81,947

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$229,902	$145,054
Marketable securities	193,436	152,167
Total cash, cash equivalents, and marketable securities	423,338	297,221
Accounts receivable, net	300,173	255,150
Unbilled receivables, net	237,379	213,719
Other current assets	68,137	80,388
Total current assets	1,029,027	846,478
Long-term unbilled receivables, net	85,402	95,806
Goodwill	81,611	81,399
Other long-term assets	314,696	333,989
Total assets	$1,510,736	$1,357,672
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,290	$18,195
Accrued expenses	39,941	50,355
Accrued compensation and related expenses	126,640	127,728
Deferred revenue	377,845	325,212
Other current liabilities	21,343	17,450
Total current liabilities	577,059	538,940
Long-term convertible senior notes, net	499,368	593,609
Long-term operating lease liabilities	66,901	79,152
Other long-term liabilities	13,570	15,128
Total liabilities	1,156,898	1,226,829
Total stockholders’ equity	353,838	130,843
Total liabilities and stockholders’ equity	$1,510,736	$1,357,672

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2023	2022
Net income (loss)	$67,808	$(345,582)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Non-cash items	227,983	432,270
Change in operating assets and liabilities, net	(78,006)	(64,352)
Cash provided by operating activities	217,785	22,336
Cash (used in) provided by investing activities	(50,750)	13,075
Cash (used in) financing activities	(81,963)	(46,989)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,701	(3,333)
Net increase (decrease) in cash, cash equivalents, and restricted cash	87,773	(14,911)
Cash, cash equivalents, and restricted cash, beginning of period	145,054	159,965
Cash, cash equivalents, and restricted cash, end of period	$232,827	$145,054

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Net income (loss) - GAAP	$142,665	$34,613	312%	$67,808	$(345,582)	*
Stock-based compensation (1)	33,269	28,909		143,352	122,210
Restructuring	297	21,743		21,747	21,743
Legal fees	2,817	2,139		13,883	34,559
Amortization of intangible assets	963	1,048		3,940	4,093
Interest on convertible senior notes	615	725		2,603	2,888
Capped call transactions	899	1,001		1,348	57,382
Repurchases of convertible senior notes	—	—		(7,855)	—
Foreign currency transaction loss (gain)	1,271	3,855		5,242	(4,560)
Other	19	37		(10,266)	(94)
Income taxes (2)	(30,674)	(25,729)		(31,643)	166,972
Net income - non-GAAP	$152,141	$68,341	123%	$210,159	$59,611	253%

Diluted earnings (loss) per share - GAAP	$1.61	$0.41	293%	$0.73	$(4.22)	*
non-GAAP adjustments	0.16	0.41		1.75	4.94
Diluted earnings per share - non-GAAP	$1.77	$0.82	116%	$2.48	$0.72	244%

Diluted weighted-average number of common shares outstanding - GAAP	89,447	87,339	2%	84,914	81,947	4%
Capped call transactions	(3,719)	(4,443)		(235)	—
Stock-based compensation	—	—		—	1,405
Diluted weighted-average number of common shares outstanding - non-GAAP	85,728	82,896	3%	84,679	83,352	2%
* not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the convertible senior notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Repurchases of convertible senior notes: We have excluded gains from the repurchases of Convertible Senior Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments, capital advisory expenses, expenses incurred due to the cancellation of in-person sales and marketing events, and incremental expenses incurred integrating acquisitions. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Capped call transactions: In periods of GAAP income, the shares that would be issued if the Company’s Convertible Senior Notes were fully converted to common shares are included in the diluted weighted-average shares outstanding. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments the Company must make, other than for principal and interest, upon conversion of the convertible senior notes, with such reduction and/or offset subject to a cap of $196.44. We believe that including the expected impact of the capped call transactions in our non-GAAP financial measures provides a useful comparison of our operational performance in different periods.
•Stock-based compensation: In periods of non-GAAP income, we have included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of income is helpful to investors as this provides a useful comparison of our operational performance in different periods.
(1) Stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$6,497	$6,646	$28,994	$26,400
Selling and marketing	14,265	10,245	57,675	46,769
Research and development	6,753	6,841	31,039	29,266
General and administrative	5,754	5,177	25,644	19,775
	$33,269	$28,909	$143,352	$122,210
Income tax benefit	$(618)	$(376)	$(2,187)	$(1,881)
(2) Effective income tax rates:

	Year Ended December 31,
	2023	2022
GAAP	29%	114%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, gains and losses on our capped call transactions, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan's effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Year Ended December 31,
	2023		2022
		Growth		Growth
ACV (Constant Currency)	$1,243,931	11%	$1,125,701	16%

		Margin (2)		Margin (2)
Cash provided by operating activities	$217,785	15%	$22,336	2%
Investment in property and equipment	(16,781)		(35,379)
Free cash flow	$201,004	14%	$(13,043)	(1)%

Supplemental information (3)
Restructuring	$29,401		$—
Legal fees	14,645		41,789
Interest on convertible senior notes	4,134		4,500
Other	601		6,805
Income taxes	11,664		7,645
	$60,445		$60,739
Effect of supplemental information to Rule of 40 achievement (4)		4%		5%
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP. Starting in the third quarter of 2023, the Company calculated free cash flow as cash provided by operating activities less investments in property and equipment. To ensure comparability, previously disclosed amounts have been updated.
(2) Operating and free cash flow margin are calculated by comparing the respective cash flow to total revenue.
(3) The supplemental information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. The convertible senior notes accrue interest at an annual rate of 0.75%, payable semi-annually in arrears on March 1 and September 1.
•Other: Fees related to capital advisory services, canceled in-person sales and marketing events, and incremental costs incurred integrating acquisitions.
•Income taxes: Direct income taxes paid net of refunds received.
(4) Rule of 40: A performance metric calculated by adding the annual contract value (“ACV”) growth rate and the free cash flow margin. We also provide a table of supplemental information of other items that affect our cash flows and Rule of 40 achievement.

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.
In 2023, the Company revised its ACV methodology for maintenance and all contracts less than 12 months as its overall client renewal rate exceeds 90%. The impact of the change was $3 million or 0.3% of Total ACV or less for all quarters in 2022. Previously disclosed ACV amounts have been updated to allow for comparability. This simplification, made possible by improvements to the Company’s financial systems, ensures that ACV for all contract types and lengths is consistently calculated as the total contract value divided by the duration in years. Previously, ACV for maintenance was calculated as the maintenance revenue for the quarter then ended, multiplied by four, and ACV for contracts less than 12 months was equal to the contract’s total value. The Company believes the simplified methodology better represents the current value of its contracts and better aligns its definition with comparable companies.

	December 31, 2023	December 31, 2022	Change
Pega Cloud	$552,998	$458,619	$94,379	21%
Maintenance	324,091	318,400	5,691	2%
Subscription services	877,089	777,019	100,070	13%
Subscription license	377,794	348,682	29,112	8%
	$1,254,883	$1,125,701	$129,182	11%
PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of December 31, 2023:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$245,271	$446,160	$62,070	$2,284	$39,810	$795,595	54%
1-2 years	67,720	279,474	9,138	443	2,020	358,795	25%
2-3 years	37,142	144,453	9,789	—	2,896	194,280	13%
Greater than 3 years	24,421	90,177	100	—	—	114,698	8%
	$374,554	$960,264	$81,097	$2,727	$44,726	$1,463,368	100%
% of Total	25%	66%	6%	—%	3%	100%
Change since December 31, 2022
	$23,926	$74,576	$9,636	$(4,836)	$4,334	$107,636
	7%	8%	13%	(64)%	11%	8%
As of December 31, 2022:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$242,073	$379,648	$60,668	$5,310	$32,374	$720,073	53%
1-2 years	66,207	246,195	3,803	2,253	6,371	324,829	24%
2-3 years	26,746	143,901	1,707	—	1,647	174,001	13%
Greater than 3 years	15,602	115,944	5,283	—	—	136,829	10%
	$350,628	$885,688	$71,461	$7,563	$40,392	$1,355,732	100%
% of Total	26%	65%	5%	1%	3%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	December 31, 2022	December 31, 2023	1 Year Growth Rate
Backlog - GAAP	$1,356	$1,463	8%
Impact of changes in foreign exchange rates	—	(16)
Constant currency backlog	$1,356	$1,447	7%
Note: Constant currency Backlog is calculated by applying the Q4 2022 foreign exchange rates to all periods shown.
PEGASYSTEMS INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE
(in millions, except percentages and per share amounts)

2024
Annual contract value growth	11%

Revenue (GAAP and Non-GAAP)	$1,500

Net Income - GAAP	$107
Stock-based compensation	143
Legal fees	15
Amortization of intangible assets	3
Interest on convertible senior notes	3
Incomes taxes	(32)
Net Income - Non-GAAP	$239

Diluted earnings per share - GAAP	$1.18
Non-GAAP adjustments	1.57
Diluted earnings per share - non-GAAP	$2.75

Diluted weighted-average number of common shares outstanding - GAAP	90.7
Non-GAAP adjustments	(3.7)
Diluted weighted-average number of common shares outstanding - non-GAAP	87.0

	2024
		Margin (2)
Cash provided by operating activities	$365	24%
Investment in property and equipment	(15)
Free cash flow	$350	23%

Supplemental information
Restructuring	$7
Legal fees	15
Interest on convertible senior notes	5
Income taxes (1)	26
	$53
Effect of supplemental information to Rule of 40 achievement		4%
(1) Evolving U.S. tax legislation may impact the amount of tax payments.
(2) Operating and free cash flow margin are calculated by comparing the respective cash flow to total revenue.